UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

Tapestry Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           In conjunction with the appointment of Matthew J. Majoros as Controller of Tapestry Pharmaceuticals, Inc. (the “Company”), Gordon H. Link, Jr., Senior Vice President and Chief Financial Officer of the Company, will cease serving as the Company’s principal accounting officer on May 16, 2006. Mr. Link will continue to serve as the Company’s principal financial officer.

(c)           On May 4, 2006, the Board or Directors of Tapestry Pharmaceuticals, Inc. (the “Company”) appointed Matthew J. Majoros, to the position of Controller, such appointment to be effective on May 16, 2006. As Controller, Mr. Majoros will serve as the Company’s principal accounting officer.

Prior to joining the Company, Mr. Majoros, 40, served as Corporate Controller of Rural/Metro Corporation, a Nasdaq Capital Market listed medical transportation and fire protection services company, from December 2004 to November 2005. From February 2004 to December 2004, Mr. Majoros served as the Director of Accounting of Rural/Metro Corporation. Prior to his employment with Rural/Metro Corporation, Mr. Majoros was employed by Deloitte & Touche LLP, an international public accounting firm from 1989 to 1995 and again from 1997 to 2004 most recently as Senior Manager. From 1995 to 1997, Mr. Majoros was the Corporate Controller of IMPRA a medical device company prior to IMPRA’s acquisition by Bard Peripheral Vascular. He holds a bachelor of science degree from Western Michigan University. No employment agreement exists between the Company and Mr. Majoros.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 10, 2006	TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ Kai Larson
	Name:	Kai Larson
	Title:	Vice President, General Counsel